Exhibit 3.4

CERTIFICATE OF CONVERSION

OF

LE GP, LLC

(a Texas limited liability company)

TO

LE GP, LLC

(a Delaware limited liability company)

UNDER SECTION 18-214 OF

THE DELAWARE LIMITED LIABILITY COMPANY ACT

1. The jurisdiction where the limited partnership was first formed is Texas.

2. The date on which the limited liability company was first formed is September 4, 2002 and the name under which the limited liability company’s articles of organization was originally filed is LE GP, LLC.

3. The name of the limited liability company immediately prior to the filing of this certificate is LE GP, LLC and its current state of formation is Texas.

4. The name of the limited liability company as set forth in its Certificate of Formation filed in accordance with Section 18-214 is LE GP, LLC.

5. The conversion is to be effective upon the filing of this Certificate of Conversion and the Certificate of Formation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion as of August     , 2005.

LE GP, LLC

By:	/s/ John W. McReynolds
Name:	John W. McReynolds
Title:	President